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                                                                   Exhibit 10.27

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT made as of October 1, 2000 (the "Effective Date"), between EDGAR Online, Inc. ("EOL"), FIS Acquisition Corp. ("Acquisition Corp.") with their principal offices at 50 Washington Street, Norwalk, Connecticut (EOL and Acquisition Corp are sometimes hereinafter collectively referred to as the "Company"), and Albert E. Girod having an address at 11200 Rockville Pike; Suite 310, Rockville, MD 20852 ("Employee").


                              W I T N E S S E T H:

         WHEREAS, EOL operates an Internet financial information business; and

         WHEREAS, EOL, Financial Insight Systems, Inc ("FIS"), Acquisition Corp. and certain principal stockholders, including Employee, have entered into an agreement (the "Merger Agreement") pursuant to which FIS is being merged with and into Acquisition Corp.; and

         WHEREAS, it is a condition to the consummation of the Merger Agreement that the Company and the Employee enter into this employment agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties agree as follows:

         1. Employment. The Company shall employ the Employee and the Employee shall serve the Company, upon the terms and conditions hereinafter set forth.

         2. Term. The term of the Employee's employment shall commence on the Effective Date and unless terminated earlier or extended as provided below, shall continue for a period of two years from the Effective Date (the "Employment Term"). Upon the expiration of the initial

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employment term and on each anniversary date thereafter, the employment of
Employee shall be renewed and extended for an additional year unless either party provides written notice to the other party, of his or its, as the case may be, desire to terminate this Agreement at least thirty (30) days prior to the renewal date.

         3. Duties. During the Employment Term, the Employee shall have such duties, functions, authority and responsibilities normally associated with the positions and offices of Executive Vice President and Chief Technology Officer of EOL. In addition, the Employee shall serve as the Chief Executive Officer of Acquisition Corp. In such capacities, the Employee shall report directly to the President or Chief Executive Officer of EOL. During the Employment Term, the Employee shall devote his full attention and business time to the business and affairs of the Company and the Employee will use his best efforts to perform faithfully and efficiently, and to discharge, the Employee's responsibilities and duties under this Agreement. Notwithstanding the foregoing, the Employee may devote such time to manage his personal affairs and to serve on community, corporate, civic, professional or charitable boards or committees, so long as such activities do not unreasonably interfere with the performance of the Employee's duties and responsibilities under this Agreement.

         4. Compensation and Employee Benefits.

                  (a) The Employee's base salary during the initial term of employment shall be no less than $150,000 commencing on the Effective Date payable in accordance with the Company's payroll practices as in effect from time to time. The Employee's base salary will be reviewed annually by the Company's Board of Directors (the "Board") to determine whether an increase is warranted or appropriate. The Employee also will be entitled to be considered for

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awards each year under the Company's then existing incentive compensation program, which may take into account individual and Company-wide performance, or such other performance criteria as the Board may from time to time apply.

         5. Benefits. During the Employment Term, and for a period of five years from termination, the Employee shall have the right to participate in such health and disability insurance plans which the Company provides to its senior executive officers and for which the Employee is eligible, the premiums of which shall be paid by the Company (e.g., long term disability, life insurance and medical insurance for the Employee and his dependents; provided however that the five year post-termination coverage shall apply only to Employee and Employee's spouse). During the initial employment term Employee will be entitled to a supplemental term life insurance policy in the face amount of $1 million payable to the beneficiary of Employee's choice. Premiums for said policy to be paid by the Company. During the Employment Term, the Employee will be entitled four weeks of paid vacation in accordance with the Company's policy. Such vacation may be taken in the Employee's discretion with the prior approval of the Company, and at such time or times as are not inconsistent with the reasonable business needs of the Company.

         6. Business Expenses. All reasonable travel, entertainment and other expenses incident to the performance of the Employee's duties or the rendering of services incurred on behalf of the Company by the Employee during the Employment Term shall be paid by the Company. Employee will have exclusive use of a Company car, which will be purchased or leased within six months of the Effective Date. Upon termination of this Agreement for any reason, Employee has the right, if applicable, to purchase the car from the Company at fair

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market value.

         7. Termination. Notwithstanding the provisions of Section 2 hereof, the Employee's employment with the Company may be earlier terminated as follows:

                  (a) By action taken by the Board, the Employee may be discharged for cause (as defined below), effective as of such time as the Board shall determine. Upon discharge of the Employee pursuant to this Section 7(a), the Company shall have no further obligation or duties to the Employee, except for payment of (i) the medical benefits set forth in Section 5 hereof and (ii) accrued salary, bonus and benefits payable to the Employee through the date of termination of employment, and the Employee shall have no further obligations or duties to the Company, except as provided in Section 8.

                  (b) In the event of (i) the death of the Employee or (ii) by action of the Board in the event of the inability of the Employee, by reason of physical or mental disability, to continue substantially to perform his duties hereunder for an aggregate period of 180 days during the Employment Term, during which 180 day period salary and any other benefits hereunder shall not be suspended or diminished. Upon any termination of the Employee's employment under this Section 7(b), the Company shall have no further obligations or duties to the Employee, except for payment of (i) the medical benefits set forth in
Section 5 hereof and (ii) accrued salary, bonus and benefits payable to the Employee through the date of termination of employment, and the Employee shall have no further obligations or duties to the Company, except as provided in
Section 8.

                  (c) In the event that there is a change of control of the Company (as defined below), and the Agreement is terminated by either the Employee or the Company within

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one year of such a change of control, the Company shall pay to the Employee, in addition to the payment of (i) the value of the benefit discussed in Section 5 hereof and (ii) accrued salary, bonus and benefits payable to the Employee through the date of termination of employment, a severance payment from the Company equal to the product of 2.00 times the sum of (x) the Employee's then applicable annual base salary and (y) the average of the last two year's cash bonuses paid by the Company to the Employee. In addition, all stock options and other awards under the Company's stock option plans shall immediately vest and remain exercisable for the a period of the lesser of (i) the original term of the stock option and (ii) five years.

                  (d) For purposes of this Agreement, the Company shall have "cause" to terminate the Employee's employment under this Agreement upon (i) the failure by the Employee to substantially perform his duties under this Agreement, (ii) the engaging by the Employee in criminal misconduct (including embezzlement and criminal fraud) which is materially injurious to the Company, monetarily or otherwise, (iii) the conviction of the Employee of a felony, or
(iv) gross negligence (as hereafter defined) on the part of the Employee. "Gross negligence" means an intentional act of the Employee in reckless disregard of a known risk as to make it highly probable that harm to the Company would follow. The Company shall give written notice to the Employee, which notice shall specify the grounds for the proposed termination and the Employee shall be given thirty (30) days to cure if the grounds arise under clause (i) above.

                  (e) For purposes of this Agreement, a "change of control of the Company" shall mean the occurrence of (i) the acquisition by an individual, entity, or group of the beneficial ownership of 50% or more (other than by Marc and Susan Strausberg and their affiliates) of (1)

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the outstanding common stock, or (2) the combined voting power of the Company's voting securities; provided, however, that the following acquisitions will not constitute a "change of control": (x) any acquisition by any employee benefit plan of the Company or any affiliate or (y) any acquisition by any corporation if, immediately following such acquisition, more than 50% of the outstanding common stock and the outstanding voting securities of such corporation is beneficially owned by all or substantially all of those who, immediately prior to such acquisition, were the beneficial owners of the common stock and the Company's voting securities (in substantially similar proportions as their ownership of such Company securities immediately prior thereto); or (ii) the approval by the Company's stockholders of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Company's voting securities beneficially own, immediately after such transaction, more than 50% of the outstanding common stock and voting securities of the corporation resulting from such transaction (in substantially the same proportions as their ownership, immediately prior thereto, of the Common Stock and the Company's voting securities); or (iii) the approval by the Company's stockholders of the sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary of the Company

         8. Confidentiality; Noncompetition.

                  (a) The Company (which for purposes of this Section 8 includes EOL, Acquisition Corp. and any of EOL's presently existing and hereinafter formed subsidiaries) and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in

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possession of confidential information relating to the business practices of the
Company. The term "confidential information" shall mean any and all information (oral or written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 8(a), including, but not limited to, information relating to: trade secrets, proprietary information, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that he will not, during his employment or subsequent to the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information acquired by the Employee during his employment by Company, without the prior written consent of Company; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret at any time during or after the termination of employment. At no time during the Employment Term, or thereafter shall the Employee directly or indirectly, disparage the commercial, business or financial reputation of the Company.

                  (b) In consideration of Company's hiring Employee, the payment by the Company to the Employee as described below and for other good and valuable consideration, the Employee hereby agrees that he shall not, during the Employment Term and for a period of one (1) year following such employment (the "Restrictive Period"), directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's

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business activities.

                  (c) For purposes of clarification, but not of limitation, the Employee hereby acknowledges and agrees that the provisions of subparagraph 8(b) above shall serve as a prohibition against him, during the Restrictive Period:

                  (1) directly or indirectly, contacting, soliciting or directing any person, firm, or corporation to contact or solicit, any of the Company's customers, prospective customers, or business partners for the purpose of selling or attempting to sell, any products and/or services that are the same as or similar to the products and services provided by the Company to its customers during the Restrictive Period. In addition, the Employee will not disclose the identity of any such business partners, customers, or prospective customers, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; and

                  (2) directly or indirectly, engaging or carrying on in any manner (including, without limitation, as principal, shareholder, partner, lender, agent, employee, consultant, or investor (other than a passive investor with less than a five percent (5%) interest) trustee or through the agency of any corporation, partnership, limited liability company, or association) in any business that is in competition with the business or proposed businesses of the Company; and

                  (3) soliciting on his own behalf or on behalf of any other person, the services of any person who is an employee of the Employer, and soliciting any of the Employer's employees to terminate employment with the Employer.

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                  (d) Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession or under the control of the Employee including all copies thereof, shall be promptly returned to the Company. The Company and Employee, however, agree that any furniture and office decor in the office occupied by Employee on the Effective Date is the personal property of Employee and may be removed by him upon termination of this Employment Agreement. Notwithstanding anything contained herein to the contrary, upon termination of Employee's employment for any reason whatsoever, Employee shall be permitted to contact or solicit any of the Company's customers or business partners for the purpose of selling or attempting to sell, any products and/or services if, and only if, such products and services then being sold by him are not competitive with the products and/or services provided by or proposed to be provided by the Company.

                  (e) The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this Section 8, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

                  (f) The rights and remedies enumerated in Section 8(e) shall be independent of the other, and shall be enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

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                  (g) If any provision contained in this Section 8 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                  (h) If any provision contained in this Section 8 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

                  (i) It is the intent of the parties hereto that the covenants contained in this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 8 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

         9. Prior Agreements. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto respecting the employment of Employee by the Company.

         10. Notices. All notices, requests, demands and other communications hereunder

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shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other party hereto at his or its address as set forth in the beginning of this Agreement. Either party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other party in the manner above provided.

         11. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the executors, administrators, successors and legal representatives of Employee and shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Employee may not delegate or assign his duties or rights under this Agreement.

         12. Waiver. Waiver by either party hereto of any breach or default by the other party in respect of any of the terms and conditions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

         13. Complete Understanding: Amendment and Termination. This Agreement constitutes the complete understanding between the parties with respect to the employment of Employee hereunder and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set froth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto provided, however, that the waiver by either party hereto of compliance with any provision hereof or of any breach or default by the other party hereto need be signed only by the party waiving such provision, breach or default.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the

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same Agreement.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

         16. Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         17. Consideration. Employee hereby acknowledges and agrees that the employment opportunity encompassed in this Agreement is contingent upon the execution of this Agreement and that such employment, in addition to the mutual promises herein, constitutes adequate consideration for this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

EDGAR ONLINE, INC.


By: /s/ Tom Vos
   _______________________________
   Its: President and Chief Operating Officer
   Date: _________________


FIS ACQUISITION CORP.


By: /s/ Tom Vos
   ______________________________
   Its: Vice President
   Date: _________________




/s/ Albert E. Girod
___________________________
Albert E. Girod
Date:  _________________


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